UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 5, 2007
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FIRST ALBANY COMPANIES INC.
(Exact name of registrant as specified in its charter)
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New York
(State or other jurisdiction of incorporation)

0-14140
(Commission File Number)

22-2655804
(IRS Employer Identification No.)

One Penn Plaza
New York, New York
(Address of Principal Executive Offices)

10119
(Zip Code)

(212) 273-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. OTHER EVENTS.

On November 5, 2007, the Company filed its Quarterly Report on Form 10-Q for the third quarter of 2007 (the "Form 10-Q"). The Form 10-Q contained a correction to the Company's press release issued on October 31, 2007 which announced the Company's financial results for its third quarter of 2007. In the press release, the accounting for income taxes related to the inclusion of the operations and gain on sale of the Company’s Municipal Capital Markets Division in discontinued operations was reflected entirely in the third quarter of 2007. The press release did not give effect to the retrospective impact that classifying the Division in discontinued operations has on the results for the first and second quarters of 2007. To appropriately record the impact on the three months ended September 30, 2007 of including the Division in discontinued operations, the Company has reduced the tax expense recorded in discontinued operations by $0.7 million and reduced the tax benefit recorded in continuing operations by the same amount. There was no impact on the results reported for the nine months ended September 30, 2007 due to the effect of the reclassification in the first and second quarters of 2007. The reclassification resulted in no change to the Company’s net loss and net loss per share for the three months ended September 30, 2007. The Company’s Form 10-Q for the three months ended September 30, 2007 appropriately reports basic and diluted loss per share from continuing operations of $(0.34) and basic and diluted income per share from discontinued operations of $0.26 as compared to basic and diluted loss per share from continuing operations of $(0.30) and basic and diluted income per share from discontinued operations of $0.22 reported in the Company’s press release. For a detailed discussion of the Company's third quarter financial results please see Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ALBANY COMPANIES INC.

By:      /s/ C. Brian Coad
C. Brian Coad
Chief Financial Officer

Dated: November 5, 2007